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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 11, 2002


                                   AVAYA INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     1-15951                    22-3713430
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)


        211 Mount Airy Road
          Basking Ridge, NJ                                         07920
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (908) 953-6000


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ITEM 5. OTHER EVENTS

       Attached hereto as Exhibit 99.1 is a press release issued by Avaya Inc., a Delaware corporation (the "Company", announcing the execution of amendments to the Company's $1.25 billion bank credit facilities and the engagement of Salomon Smith Barney to explore alternatives for the Company's Connectivity Solutions business.

       Attached hereto as Exhibit 99.2 is a corrected page 13 from Exhibit 99.1 to the Form 8-K dated January 18, 2002. The page originally filed with the January 18, 2002 Form 8-K contained a typographical error not included in the press release issued on January 17, 2002.

ITEM 7(C).  EXHIBITS

10.1 Amendment No. 1, dated as of February 8, 2002, to the 364-Day Competitive Advance and Revolving Credit Agreement, dated as of August 28, 2001 among the Company, the lenders party to the Credit Agreement and Citibank, N.A., as Agent for such lenders.

10.2 Amendment No. 2, dated as of February 8, 2002, to the Five-Year Competitive Advance and Revolving Credit Agreement, dated as of September 25, 2000 among the Company, the lenders party to the Credit Agreement and Citibank, N.A., as Agent for such lenders.

99.1   Press Release, dated February 11, 2002.

99.2   Excerpt from press release dated January 17, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AVAYA INC.



Date: February 13, 2002                By: /s/ Pamela F. Craven
                                           ---------------------------------
                                           Name: Pamela F. Craven
                                           Title: Senior Vice President, General
                                                      Counsel and Secretary




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                                  EXHIBIT INDEX



EXHIBIT NUMBER       DESCRIPTION

10.1 Amendment No. 1, dated as of February 8, 2002, to the 364-Day Competitive Advance and Revolving Credit Agreement, dated as of August 28, 2001 among the Company, the lenders party to the Credit Agreement and Citibank, N.A., as Agent for such lenders.

10.2 Amendment No. 2, dated as of February 8, 2002, to the Five-Year Competitive Advance and Revolving Credit Agreement, dated as of September 25, 2000 among the Company, the lenders party to the Credit Agreement and Citibank, N.A., as Agent for such lenders.

99.1                 Press Release, dated February 11, 2002.

99.2                 Excerpt from press release dated January 17, 2002.